Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS STRONG FIRST QUARTER RESULTS

OF $0.55 PER DILUTED SHARE

REPORTED RESULTS INCLUDED CHARGES OF $0.10 PER DILUTED SHARE

PRIMARILY RELATED TO PENDING REHABCARE ACQUISITION

Last Year’s First Quarter Diluted EPS of $0.38 Included $0.06 of Certain Charges

LOUISVILLE, Ky. (April 25, 2011) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2011. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Highlights:

•	Consolidated revenues rose 9% to $1.2 billion

— Each operating division reported revenue growth compared to last year

•	Excluding certain charges in both periods, diluted earnings per share rose 48% to $0.65 from $0.44 in the first quarter last year

•	Hospital results were bolstered by the recent southern California hospital acquisition and volume growth

— Reported admissions grew 10% from last year; same-facility admissions grew 3%

— First quarter operating income grew 14% to $108 million

•	Strong admissions growth and higher Medicare and managed care volumes drove nursing center growth

— Admissions grew 8% compared to the first quarter last year

— First quarter operating income rose 24% to $87 million

•	Peoplefirst Rehabilitation reported strong revenue growth and solid results

— Revenues grew 21% to $145 million primarily from new contract growth

— Division reported $15 million in operating income

•	Operating cash flows grew to $46 million, up $60 million from last year’s first quarter

•	Accounts receivable days declined to 49.8 at March 31, 2011 from 50.9 at December 31, 2010 and 54.4 at March 31, 2010

•	Long-term debt pay-down in the quarter totaled $15 million

680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2011 rose 9% to $1.2 billion compared to $1.1 billion in the first quarter last year. Income from continuing operations for the first quarter of 2011 totaled $22.3 million or $0.55 per diluted share compared to $15.2 million or $0.38 per diluted share in the first quarter last year.

First quarter 2011 operating results included certain pretax charges of $6.2 million primarily related to the pending acquisition of RehabCare Group, Inc. (“RehabCare”) (NYSE:RHB), the effect of which reduced income from continuing operations by $4.0 million or $0.10 per diluted share.

First quarter 2010 operating results included certain charges that reduced income from continuing operations by $2.3 million or $0.06 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report a good start to the year. Each of our three operating divisions reported continued improvements in their quality and clinical outcome measures which helped drive solid volume and revenue growth. The operating results of recently acquired businesses were in line with our expectations and contributed to our earnings growth as well. Our top-line growth was complemented by improved operating efficiencies across the organization, resulting in significant earnings per share growth compared to the first quarter last year.”

Commenting on the Company’s financial position, Mr. Diaz noted, “In addition to our strong earnings growth in the quarter, we reported a significant increase in operating cash flows. As in the past, these funds will be used to finance our routine and cluster market development capital spending and pay down our debt.”

Commenting on the pending RehabCare acquisition, Mr. Diaz noted, “We are looking forward to the completion of the RehabCare acquisition. The level of support and excitement about this strategic opportunity among employees, customers, hospitals and physician partners is growing and we are making progress on our integration and team-building plans. Our first quarter operating results are particularly impressive in light of all the work being done to complete this transaction and reflect the team’s continued focus on our core operations and the quality of our services.”

Company Suspends 2011 Earnings Guidance

As previously announced, the Company has suspended its fiscal 2011 earnings guidance in connection with the pending RehabCare acquisition.

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

Pending RehabCare Acquisition

On February 8, 2011, Kindred and RehabCare announced that Kindred had agreed to acquire RehabCare pursuant to which each holder of RehabCare common stock will receive $26.00 per share in cash and 0.471 of a share of Kindred common stock. The transaction is expected to close by June 30, 2011. The acquisition is subject to certain conditions, including approvals by the stockholders of both companies, consummation of financing in accordance with the terms of the commitment letter obtained by Kindred, and the receipt of certain licensure and regulatory approvals.

As previously announced, the waiting period under the Hart-Scott-Rodino Improvement Act of 1976 for the RehabCare acquisition was terminated on April 8, 2011.

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2011 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held April 26, 2011 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on April 26 by dialing (719) 457-0820, access code: 8089971. The replay will be available through May 3.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that RehabCare fails to meet its expected financial and operating targets, (b) the receipt of all required licensure and regulatory approvals and the satisfaction of the closing conditions to the RehabCare acquisition, including approval of the pending transaction by the stockholders of the respective companies, and the Company’s ability to complete the required financing as contemplated by the commitment letter, (c) the potential for diversion of management time and resources in seeking to

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

complete the RehabCare acquisition and integrate its operations, (d) the potential failure to retain key employees of RehabCare, (e) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (f) the potential for dilution to the Company’s stockholders as a result of the RehabCare acquisition, (g) the impact of pending or future litigation relating to the RehabCare acquisition, (h) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (i) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (j) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (k) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (l) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (m) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (n) failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, including the Company’s obligations under financings undertaken to complete the RehabCare acquisition, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (t) the Company’s ability to control costs, particularly labor and employee benefit costs, (u) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (v) the Company’s ability to attract and retain key executives and other healthcare personnel, (w) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (x) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, (aa) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

to any of these matters), and (ab) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the three months ended March 31, 2011 and 2010 before certain charges or on a core basis. A reconciliation of the non-GAAP measurement to the GAAP operating results is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

As noted in this earnings release, the Company presents the financial measure of free cash flows available for investment and other capital uses. The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

Additional Information About the RehabCare Transaction

In connection with the pending transaction with RehabCare, Kindred has filed with the SEC a Registration Statement on Form S-4 (commission file number 333-173050) that includes a joint proxy statement of Kindred and RehabCare that also constitutes a prospectus of Kindred. Kindred and RehabCare will mail the definitive joint proxy statement/prospectus to their respective stockholders after the Registration Statement has been declared effective by the SEC. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Kindred and RehabCare with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other documents filed by Kindred and RehabCare with the SEC may also be obtained for free by accessing Kindred’s website at www. kindredhealthcare.com and clicking on the “Investors” link and then clicking on the link for “SEC Filings” or by accessing RehabCare’s website at www.rehabcare.com and clicking on the “Investor Information” link and then clicking on the link for “SEC Filings”.

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

Participants in the RehabCare Transaction

Kindred, RehabCare and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the pending transaction. You can find information about Kindred’s executive officers and directors in Kindred’s joint proxy statement/prospectus. You can find information about RehabCare’s executive officers and directors in its definitive proxy statement filed with the SEC on March 23, 2010. You can obtain a free copy of these documents from Kindred or RehabCare, respectively, using the contact information above.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.3 billion and approximately 56,700 employees in 40 states. At March 31, 2011, Kindred through its subsidiaries provided healthcare services in 706 locations, including 89 long-term acute care hospitals, 224 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 393 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2011	2010

Revenues	$1,192,421	$1,089,837

Income from continuing operations	$22,276	$15,155
Discontinued operations, net of income taxes:
Loss from operations	(179)	(154)
Loss on divestiture of operations	—	(137)

Net income	$22,097	$14,864

Earnings per common share:
Basic:
Income from continuing operations	$0.56	$0.38
Discontinued operations:
Loss from operations	—	—
Loss on divestiture of operations	—	—

Net income	$0.56	$0.38

Diluted:
Income from continuing operations	$0.55	$0.38
Discontinued operations:
Loss from operations	—	—
Loss on divestiture of operations	—	—

Net income	$0.55	$0.38

Shares used in computing earnings per common share:
Basic	39,035	38,626
Diluted	39,543	38,859

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2011	2010

Revenues	$1,192,421	$1,089,837

Salaries, wages and benefits	678,695	627,175
Supplies	90,022	85,886
Rent	91,453	88,319
Other operating expenses	259,369	234,204
Other income	(2,785)	(3,084)
Depreciation and amortization	32,549	31,121
Interest expense	5,728	1,307
Investment income	(495)	(877)

	1,154,536	1,064,051

Income from continuing operations before income taxes	37,885	25,786
Provision for income taxes	15,609	10,631

Income from continuing operations	22,276	15,155
Discontinued operations, net of income taxes:
Loss from operations	(179)	(154)
Loss on divestiture of operations	—	(137)

Net income	$22,097	$14,864

Earnings per common share:
Basic:
Income from continuing operations	$0.56	$0.38
Discontinued operations:
Loss from operations	—	—
Loss on divestiture of operations	—	—

Net income	$0.56	$0.38

Diluted:
Income from continuing operations	$0.55	$0.38
Discontinued operations:
Loss from operations	—	—
Loss on divestiture of operations	—	—

Net income	$0.55	$0.38

Shares used in computing earnings per common share:
Basic	39,035	38,626
Diluted	39,543	38,859

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$18,500	$17,168
Cash - restricted	5,456	5,494
Insurance subsidiary investments	62,414	76,753
Accounts receivable less allowance for loss	662,687	631,877
Inventories	24,662	24,327
Deferred tax assets	12,981	13,439
Income taxes	1,492	42,118
Other	29,935	24,862

	818,127	836,038

Property and equipment	1,791,356	1,754,170
Accumulated depreciation	(885,254)	(857,623)

	906,102	896,547

Goodwill	242,420	242,420
Intangible assets less accumulated amortization	92,399	92,883
Assets held for sale	7,082	7,167
Insurance subsidiary investments	106,501	101,210
Deferred tax assets	89,713	88,816
Other	71,264	72,334

	$2,333,608	$2,337,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$161,258	$174,495
Salaries, wages and other compensation	289,550	291,116
Due to third party payors	24,093	27,115
Professional liability risks	40,145	41,555
Other accrued liabilities	85,841	87,012
Long-term debt due within one year	92	91

	600,979	621,384

Long-term debt	350,533	365,556
Professional liability risks	214,791	207,669
Deferred credits and other liabilities	111,435	111,047

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,979 shares - March 31, 2011 and 39,495 shares - December 31, 2010	9,995	9,874
Capital in excess of par value	830,657	828,593
Accumulated other comprehensive income	393	135
Retained earnings	214,825	193,157

	1,055,870	1,031,759

	$2,333,608	$2,337,415

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$22,097	$14,864
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	32,549	31,121
Amortization of stock-based compensation costs	2,644	2,775
Provision for doubtful accounts	5,830	6,431
Deferred income taxes	(730)	(7,463)
Loss on divestiture of discontinued operations	—	137
Other	370	(163)
Change in operating assets and liabilities:
Accounts receivable	(36,640)	(59,126)
Inventories and other assets	(3,525)	(11,245)
Accounts payable	(12,348)	(7,582)
Income taxes	40,623	29,286
Due to third party payors	(3,022)	(1,894)
Other accrued liabilities	(1,412)	(11,137)

Net cash provided by (used in) operating activities	46,436	(13,996)

Cash flows from investing activities:
Routine capital expenditures	(24,718)	(14,815)
Development capital expenditures	(11,109)	(7,567)
Acquisitions	(8,027)	(47,696)
Sale of assets	1,714	—
Purchase of insurance subsidiary investments	(7,817)	(14,278)
Sale of insurance subsidiary investments	18,656	53,211
Net change in insurance subsidiary cash and cash equivalents	(1,300)	(5,575)
Change in other investments	1,000	—
Other	132	(28)

Net cash used in investing activities	(31,469)	(36,748)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	445,200	389,600
Repayment of borrowings under revolving credit	(460,200)	(340,600)
Payment of deferred financing costs	(417)	(22)
Issuance of common stock	1,415	35
Other	367	103

Net cash provided by (used in) financing activities	(13,635)	49,116

Change in cash and cash equivalents	1,332	(1,628)
Cash and cash equivalents at beginning of period	17,168	16,303

Cash and cash equivalents at end of period	$18,500	$14,675

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Supplemental Cash Flow Data

(Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2010
Reconciliation of net cash flows provided by (used in) operating activities to free cash flows:
Net cash provided by (used in) operating activities	$46,436	($13,996)
Less routine capital expenditures	(24,718)	(14,815)

Free cash flows available for investment and other capital uses	$21,718	($28,811)

Routine capital expenditures represent expenditures necessary to maintain existing facilities that generally do not increase capacity or add services. As disclosed in the accompanying Condensed Consolidated Statement of Cash Flows, the Company also expends discretionary capital for the development of new facilities or the expansion of services at existing facilities. Due to the discretionary nature of these capital expenditures, they are excluded from the computation of free cash flows available for investment and other capital uses.

The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2010 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2011

Revenues	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697	$1,192,421

Salaries, wages and benefits	627,175	612,205	613,607	652,703	2,505,690	678,695
Supplies	85,886	85,455	83,753	87,103	342,197	90,022
Rent	88,319	88,981	89,295	90,777	357,372	91,453
Other operating expenses	234,204	238,687	234,968	240,750	948,609	259,369
Other income	(3,084)	(2,857)	(2,794)	(2,687)	(11,422)	(2,785)
Depreciation and amortization	31,121	29,852	29,167	31,412	121,552	32,549
Interest expense	1,307	1,298	1,642	2,843	7,090	5,728
Investment (income) loss	(877)	377	(403)	(342)	(1,245)	(495)

	1,064,051	1,053,998	1,049,235	1,102,559	4,269,843	1,154,536

Income from continuing operations before income taxes	25,786	27,366	3,777	32,925	89,854	37,885
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	33,708	15,609

Income from continuing operations	15,155	16,136	5,100	19,755	56,146	22,276
Discontinued operations, net of income taxes:
Income (loss) from operations	(154)	87	(260)	1,125	798	(179)
Gain (loss) on divestiture of operations	(137)	54	86	(456)	(453)	—

Net income	$14,864	$16,277	$4,926	$20,424	$56,491	$22,097

Earnings per common share:
Basic:
Income from continuing operations	$0.38	$0.41	$0.13	$0.50	$1.42	$0.56
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	0.02	—
Gain (loss) on divestiture of operations	—	—	—	(0.01)	(0.01)	—

Net income	$0.38	$0.41	$0.12	$0.52	$1.43	$0.56

Diluted:
Income from continuing operations	$0.38	$0.41	$0.13	$0.50	$1.42	$0.55
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	0.02	—
Gain (loss) on divestiture of operations	—	—	—	(0.01)	(0.01)	—

Net income	$0.38	$0.41	$0.12	$0.52	$1.43	$0.55

Shares used in computing earnings per common share:
Basic	38,626	38,756	38,778	38,790	38,738	39,035
Diluted	38,859	38,914	38,838	39,089	38,954	39,543

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2010 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2011
Revenues:
Hospital division	$507,062	$493,401	$465,198	$507,660	$1,973,321	$558,974

Nursing center division	539,321	542,215	539,914	566,435	2,187,885	567,472

Rehabilitation division	120,144	122,061	124,243	138,507	504,955	145,146

	1,166,527	1,157,677	1,129,355	1,212,602	4,666,161	1,271,592

Eliminations	(76,690)	(76,313)	(76,343)	(77,118)	(306,464)	(79,171)

	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697	$1,192,421

Income from continuing operations:
Operating income (loss):
Hospital division	$95,440	$91,790	$75,784	$97,343	$360,357	$108,385

Nursing center division	70,614	76,529	69,363	86,912	303,418	87,350

Rehabilitation division	14,683	14,100	14,214	9,609	52,606	14,481

Corporate:
Overhead	(33,831)	(32,799)	(34,329)	(33,002)	(133,961)	(38,315)
Insurance subsidiary	(480)	(791)	(783)	(1,099)	(3,153)	(602)

	(34,311)	(33,590)	(35,112)	(34,101)	(137,114)	(38,917)

Transaction costs (a)	(770)	(955)	(771)	(2,148)	(4,644)	(4,179)

Operating income	145,656	147,874	123,478	157,615	574,623	167,120
Rent	(88,319)	(88,981)	(89,295)	(90,777)	(357,372)	(91,453)
Depreciation and amortization	(31,121)	(29,852)	(29,167)	(31,412)	(121,552)	(32,549)
Interest, net	(430)	(1,675)	(1,239)	(2,501)	(5,845)	(5,233	) (b)

Income from continuing operations before income taxes	25,786	27,366	3,777	32,925	89,854	37,885
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	33,708	15,609

	$15,155	$16,136	$5,100	$19,755	$56,146	$22,276

(a)	Transaction costs for the 2010 periods have been reclassified to conform with the current period presentation.
(b)	Includes $2.0 million of financing costs related to the pending transaction with RehabCare.

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	First Quarter 2010							First Quarter 2011
	Hospital division	Nursing center division	Rehab- ilitation division	Corporate	Transaction costs	Eliminations	Consolidated	Hospital division	Nursing center division	Rehab- ilitation division	Corporate	Transaction costs	Eliminations	Consolidated

Revenues	$507,062	$539,321	$120,144	$—	$—	$(76,690)	$1,089,837	$558,974	$567,472	$145,146	$—	$—	$(79,171)	$1,192,421

Salaries, wages and benefits	227,641	273,242	100,512	25,780	—	—	627,175	253,062	273,170	124,831	27,666	—	(34)	678,695
Supplies	57,934	27,128	687	137	—	—	85,886	61,847	27,125	907	143	—	—	90,022
Rent	37,415	49,392	1,475	37	—	—	88,319	40,299	49,384	1,726	44	—	—	91,453
Other operating expenses	126,047	168,337	4,262	11,478	770	(76,690)	234,204	135,680	179,827	4,927	13,893	4,179	(79,137)	259,369
Other income	—	—	—	(3,084)	—	—	(3,084)	—	—	—	(2,785)	—	—	(2,785)
Depreciation and amortization	13,014	12,113	585	5,409	—	—	31,121	14,278	11,793	856	5,622	—	—	32,549
Interest expense	2	31	—	1,274	—	—	1,307	—	29	—	3,700	1,999	—	5,728
Investment income	(1)	(18)	(1)	(857)	—	—	(877)	(1)	(20)	(1)	(473)	—	—	(495)

	462,052	530,225	107,520	40,174	770	(76,690)	1,064,051	505,165	541,308	133,246	47,810	6,178	(79,171)	1,154,536

Income from continuing operations before income taxes	$45,010	$9,096	$12,624	$(40,174)	$(770)	$—	25,786	$53,809	$26,164	$11,900	$(47,810)	$(6,178)	$—	37,885

Provision for income taxes							10,631							15,609

Income from continuing operations							$15,155							$22,276

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,065	$4,049	$267	$4,434	$—	$—	$14,815	$12,144	$8,155	$280	$4,139	$—	$—	$24,718
Development	5,774	1,793	—	—	—	—	7,567	7,777	3,322	10	—	—	—	11,109

	$11,839	$5,842	$267	$4,434	$—	$—	$22,382	$19,921	$11,477	$290	$4,139	$—	$—	$35,827

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2011
Hospital data:
End of period data:
Number of hospitals	83	83	83	89		89
Number of licensed beds	6,580	6,576	6,563	6,887		6,889

Revenue mix %:
Medicare	56	56	55	58	56	60
Medicaid	9	9	9	9	9	8
Medicare Advantage	10	10	10	9	10	10
Commercial insurance and other	25	25	26	24	25	22

Admissions:
Medicare	7,432	7,125	6,769	7,640	28,966	8,504
Medicaid	997	990	1,022	1,034	4,043	1,085
Medicare Advantage	1,129	1,106	936	1,071	4,242	1,172
Commercial insurance and other	2,262	2,048	1,978	2,020	8,308	2,282

	11,820	11,269	10,705	11,765	45,559	13,043

Admissions mix %:
Medicare	63	63	63	65	64	65
Medicaid	8	9	10	9	9	8
Medicare Advantage	10	10	9	9	9	9
Commercial insurance and other	19	18	18	17	18	18

Patient days:
Medicare	202,882	195,964	179,324	198,129	776,299	219,213
Medicaid	47,813	45,952	48,514	46,596	188,875	45,650
Medicare Advantage	34,524	36,000	31,186	32,868	134,578	35,639
Commercial insurance and other	75,483	70,651	70,198	69,585	285,917	70,522

	360,702	348,567	329,222	347,178	1,385,669	371,024

Average length of stay:
Medicare	27.3	27.5	26.5	25.9	26.8	25.8
Medicaid	48.0	46.4	47.5	45.1	46.7	42.1
Medicare Advantage	30.6	32.5	33.3	30.7	31.7	30.4
Commercial insurance and other	33.4	34.5	35.5	34.4	34.4	30.9
Weighted average	30.5	30.9	30.8	29.5	30.4	28.4

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2011
Hospital data (continued):
Revenues per admission:
Medicare	$38,078	$38,938	$37,675	$38,368	$38,272	$39,439
Medicaid	45,738	42,774	42,910	41,704	43,266	42,432
Medicare Advantage	45,187	46,169	48,122	44,744	45,979	46,217
Commercial insurance and other	56,344	59,842	61,314	61,131	59,553	54,065
Weighted average	42,899	43,784	43,456	43,150	43,313	42,856

Revenues per patient day:
Medicare	$1,395	$1,416	$1,422	$1,479	$1,428	$1,530
Medicaid	954	922	904	925	926	1,009
Medicare Advantage	1,478	1,418	1,444	1,458	1,449	1,520
Commercial insurance and other	1,688	1,735	1,728	1,775	1,730	1,749
Weighted average	1,406	1,416	1,413	1,462	1,424	1,507

Medicare case mix index (discharged patients only)	1.21	1.21	1.19	1.17	1.19	1.21

Average daily census	4,008	3,830	3,579	3,774	3,796	4,122
Occupancy %	68.2	66.1	62.0	64.0	65.1	68.7

Annualized employee turnover %	21.8	22.6	22.3	22.0		21.2

Nursing and rehabilitation center data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	218	219	222	222		220
Managed	4	4	4	4		4
Assisted living facilities	6	7	7	7		6

	228	230	233	233		230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,711	26,760	27,030	26,957		26,767
Managed	485	485	485	485		485
Assisted living facilities	327	463	463	463		413

	27,523	27,708	27,978	27,905		27,665

Revenue mix %:
Medicare	35	34	33	36	35	38
Medicaid	41	41	41	39	40	37
Medicare Advantage	6	7	7	7	7	7
Private and other	18	18	19	18	18	18

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters					First Quarter
	First	Second	Third	Fourth	Year	2011
Nursing and rehabilitation center data (continued):
Patient days (excludes managed facilities):
Medicare	369,102	363,149	346,837	344,018	1,423,106	370,395
Medicaid	1,312,517	1,292,246	1,289,643	1,287,739	5,182,145	1,232,620
Medicare Advantage	87,692	92,051	91,643	94,336	365,722	97,460
Private and other	397,550	415,921	437,413	453,357	1,704,241	425,414

	2,166,861	2,163,367	2,165,536	2,179,450	8,675,214	2,125,889

Patient day mix %:
Medicare	17	17	16	16	16	17
Medicaid	61	60	60	59	60	58
Medicare Advantage	4	4	4	4	4	5
Private and other	18	19	20	21	20	20

Revenues per patient day:
Medicare Part A	$470	$469	$468	$534	$485	$537
Total Medicare (including Part B)	513	515	519	587	533	579
Medicaid	168	171	171	171	170	172
Medicare Advantage	398	400	405	432	409	416
Private and other	238	234	232	228	233	235
Weighted average	249	250	249	260	252	267

Average daily census	24,076	23,773	23,538	23,690	23,768	23,621
Admissions (excludes managed facilities)	19,026	18,924	19,383	19,118	76,451	20,619
Occupancy %	89.0	87.3	86.8	86.4	87.4	86.9
Medicare average length of stay	33.7	35.2	34.3	33.0	34.0	32.9

Annualized employee turnover %	36.7	38.8	39.8	39.6		37.8

Rehabilitation data:
Revenue mix %:
Company-operated	64	63	61	56	61	55
Non-affiliated	36	37	39	44	39	45

Sites of service (at end of period)	619	633	650	696		705
Revenue per site	$194,094	$192,829	$191,142	$199,004	$777,069	$205,881

Therapist productivity %	83.8	84.2	82.1	78.6	82.0	80.6

Annualized employee turnover %	12.6	14.2	15.4	14.4		14.5

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2011		2010
	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$22,276	$22,276	$15,155	$15,155
Allocation to participating unvested restricted stockholders	(428)	(423)	(277)	(275)

Available to common stockholders	$21,848	$21,853	$14,878	$14,880

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(179)	$(179)	$(154)	$(154)
Allocation to participating unvested restricted stockholders	3	3	3	3

Available to common stockholders	$(176)	$(176)	$(151)	$(151)

Loss on divestiture of operations:
As reported in Statement of Operations	$—	$—	$(137)	$(137)
Allocation to participating unvested restricted stockholders	—	—	2	2

Available to common stockholders	$—	$—	$(135)	$(135)

Net income:
As reported in Statement of Operations	$22,097	$22,097	$14,864	$14,864
Allocation to participating unvested restricted stockholders	(425)	(420)	(272)	(270)

Available to common stockholders	$21,672	$21,677	$14,592	$14,594

Shares used in the computation:
Weighted average shares outstanding-basic computation	39,035	39,035	38,626	38,626

Dilutive effect of employee stock options		508		233

Adjusted weighted average shares outstanding - diluted computation		39,543		38,859

Earnings per common share:
Income from continuing operations	$0.56	$0.55	$0.38	$0.38
Discontinued operations:
Loss from operations	—	—	—	—
Loss on divestiture of operations	—	—	—	—

Net income	$0.56	$0.55	$0.38	$0.38

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

Kindred Healthcare Reports Strong First Quarter Results

April 25, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the three months ended March 31, 2011 and 2010 before certain charges or on a core basis. The charges that were excluded from core operating results for the three months ended March 31, 2011 relate to transaction and financing costs. The charges that were excluded from core operating results for the three months ended March 31, 2010 relate to transaction, severance and retirement costs.

This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months ended March 31, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purposes of evaluating performance internally.

	Three months ended March 31,
	2011	2010
Detail of charges excluded from core operating results:
Transaction costs	($4,179)	($770)
Financing costs (in connection with pending RehabCare acquisition)	(1,999)	—
Severance and retirement costs	—	(2,906)

	(6,178)	(3,676)

Income tax benefit	2,223	1,415

Charges net of income taxes	(3,955)	(2,261)
Allocation to participating unvested restricted stockholders	75	42

Available to common stockholders	($3,880)	($2,219)

Weighted average diluted shares outstanding	39,543	38,859

Diluted loss per common share related to charges	($0.10)	($0.06)

Reconciliation of income from continuing operations before charges:
Income from continuing operations before charges	$26,231	$17,416
Charges	(3,955)	(2,261)

Reported income from continuing operations	$22,276	$15,155

Reconciliation of diluted earnings per common share from continuing operations before charges:
Diluted earnings per common share before charges	$0.65	$0.44
Charges	(0.10)	(0.06)

Reported diluted earnings per common share	$0.55	$0.38

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	40.5%	40.9%
Impact on effective income tax rate as a result of charges	0.7%	0.3%

Reported effective income tax rate	41.2%	41.2%